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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 27, 2000 (except with respect to the matter discussed in Note D, as to which the date is August 24, 2000) included in Newpark Resources, Inc.'s Form 10-K/A for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

New Orleans, Louisiana
January 12, 2001